Exhibit 99.1
NCI Building Systems Reports
First Quarter Fiscal 2010 Results
— Q1 Performance in Line with Management Expectations —
—Year-Over-Year Improvement in Gross Margin —
— Coatings and Components Groups Post Operating Profits —
— Buildings Group’s Backlog was $242 million —
HOUSTON, TX — (MARKET WIRE) — 03/09/10 — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the first quarter ended January 31, 2010.
First Quarter Financial Results
“As expected, first quarter fiscal 2010 results reflected the impact of both continued soft market demand and a 37% year-over-year decrease in steel prices in what has traditionally been our seasonally weakest quarter,” said Norman C. Chambers, NCI’s Chairman, President and Chief Executive Officer. “According to McGraw-Hill, nonresidential construction starts declined by over 40% in square footage terms compared to the prior year. Despite those trends, we are pleased to report that our tonnage volume in the first quarter of fiscal 2010 remained stable compared to the same period last year, declining by only one percent. Combined volumes in our Components and Buildings groups were down 9% year-over-year, but this decline was mostly offset by increases in tolling volume in our Coaters group.”
“Gross margin, exclusive of special charges in both years, improved to 18.2% in the first quarter of 2010 from 17.9% in the same period in 2009. Strong pricing discipline and a rising steel price environment yielded year-over-year improvement in our spread over material costs. In addition, our gross margin benefitted from the cost reduction actions we took in late fiscal 2008 and 2009, reducing the level of negative absorption in non-material cost of goods sold,” Mr. Chambers noted.
“Both our Coatings group and our Components group, which tend to respond more quickly to changes in the market, produced operating profits for the period. As anticipated, our Buildings group generated an operating loss for the quarter, driven largely by the completion of orders booked during the last few months of fiscal 2009. The profitability on those bookings reflected both the difficult external market environment as well as aggressive marketing by the Buildings group to maintain market share despite customer concerns over the completion of our recapitalization.”
“Following its normal seasonal pattern, the Buildings group’s backlog at the end of the first quarter was stable as compared to the prior quarter. Quoting activity modestly increased, and we improved our pricing discipline. These positive indications, in combination with our new sales initiatives and our continuous engineering and manufacturing improvements, give us confidence in the profitable growth prospects for this segment,” Mr. Chambers said.
“The recapitalization has significantly strengthened NCI’s balance sheet, and we believe it has made us one of the financially strongest companies in our industry, giving us important flexibility to make investments in technology, processes and opportunistic raw material purchases to support our customers in this very tough business climate,” Mr. Chambers noted.
For the first quarter, sales were $182.9 million, down 29.8% from the $260.4 million reported for last year’s first quarter. Cost of sales declined 30% to $149.7 million from $213.8 million, reflecting the decline in material costs and the major cost reduction programs we implemented in late 2008 and 2009. Gross margin was 17.6%

compared to 6.3% in last year’s first quarter. In this year’s period, the Company incurred an asset impairment charge of $1.0 million. First quarter 2009 results included a lower of cost or market adjustment of $29.4 million and an asset impairment charge of $623,000.
Selling, general and administrative expenses declined 18.2% to $44.4 million from $54.3 million in the similar period last year.
The Company incurred an adjusted operating loss, exclusive of special charges, of $11.2 million. On a reported basis, the operating loss was $12.7 million, inclusive of an asset impairment and restructuring charge of $1.5 million. In last year’s first quarter, the Company incurred an operating loss of $557.9 million, which included a $517.6 million charge related to goodwill and other intangible asset impairments and a restructuring charge of $2.5 million.
Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization and cash and other non-cash items in accordance with the Company’s bank credit agreement, was a loss of $2.6 million for the 2010 first quarter compared with earnings of $1.6 million in last year’s first quarter.
For the first quarter, the Company reported a net loss applicable to common shares of $18.8 million, which included the accrual of convertible preferred stock dividends and accretion and a beneficial conversion feature of $8.3 million. This compares to a net loss applicable to common shares of $530 million in the 2009 first quarter. The loss per diluted share in this year’s first quarter was $1.04 compared to $136.32 in last year’s first quarter, each adjusted for the 1-for-5 reverse split that was effective at the close of market on March 5, 2010. In addition, the Company’s results for the first quarter of 2009 have been revised to reflect a new accounting standard, which became effective on November 2, 2009, related to convertible debt.
The weighted number of common shares outstanding used in the calculation of first quarter 2010 per share amounts, adjusted for the reverse stock split, was 18.1 million compared to 3.9 million last year. The per share amounts for the first quarter were calculated after giving effect to the 1-for-5 reverse stock split.
Inventory levels increased 25.8% sequentially to $90 million, reflecting restocking after significant draw downs in 2009. Annualized inventory turnover was 7.3 turns for the first quarter, compared to 5.0 turns in the first quarter of 2009.
Net cash used in operating activities was $19.2 million for the first quarter. Capital expenditures were $1.3 million; fiscal 2010 capital expenditures are expected to be between $11 million and $12 million.
First Quarter Segment Performance
The Company reported an adjusted operating loss of $11.2 million, which is reconciled with the reported GAAP operating loss in the table below.
NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)
EXCLUDING SPECIAL CHARGES FOR THE THREE MONTHS ENDED JANUARY 31, 2010
(Unaudited)
(In thousands)

	For the Three Months Ended January 31, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate		Consolidated
Operating income (loss), GAAP basis	$3,119	$1,791	$(5,829)		$(11,824)		$(12,743)
Asset impairment	—	—	1,029		—		1,029
Restructuring charges	—	109	415		—		524

“Adjusted” operating income (loss)(1)	$3,119	$1,900	$(4,385)	$	(11,824)	$	(11,190)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

The Components group maintained operating profitability in the face of lower volume and pricing, benefitting from operating efficiencies, growing opportunities in retro-fit projects and the ramp up of our new insulated panel plant.
The Coatings group processed higher volume than in the 2009 first quarter, when there was significant de-stocking affecting both intersegment and external sales. This group is effectively adding work outside of its traditional metal building markets.
The Buildings group was the segment most impacted by the uncertainty surrounding NCI’s refinancing. With that resolved, there has been a slight pick-up in quoting activity and additional opportunities with Leadership in Energy and Environmental Design (LEED) green building certification system projects, but pricing remains competitive.
Market Environment
Nonresidential construction activity measured in square feet declined significantly from the comparable period in 2009. McGraw-Hill reported that low-rise new construction activity measured in square feet was down 42% in our fiscal first quarter year over year, and NCI’s traditionally strong commercial and industrial markets were off approximately 53% as reflected in McGraw-Hill’s January report.
The American Institute of Architect’s Architectural Billing Index published for January indicated that both billings and inquiry levels are down sharply from prior month levels. McGraw-Hill is now forecasting that nonresidential construction activity measured in square feet will be 5% lower in calendar 2010 compared to calendar 2009.
Recent Corporate Developments
•	On February 19, 2010, NCI’s board of directors authorized a reverse stock split at a 1-for-5 ratio of its outstanding common stock. The reverse stock split was approved by stockholders at the Company’s annual meeting, held immediately before the meeting of the board of directors on February 19, 2010, and was effective at the close of market on March 5, 2010.

•	As previously disclosed, the completion of the reverse stock split eliminated the contingencies regarding the convertibility of our convertible preferred stock to investment funds managed by Clayton, Dubilier & Rice (CD&R) and will result in the recognition of the previously-deferred non-cash beneficial conversion charge of $231 million in the second quarter of fiscal 2010.
Outlook
“As we noted last quarter, neither industry forecasts nor our field intelligence points to any meaningful pick-up in nonresidential construction activity in 2010, although we do expect a seasonal increase in demand similar to what we experienced in 2009,” noted Mr. Chambers. “Within this environment, however, we believe that NCI has important opportunities to achieve profitable operating results. Our focus remains on retaining and building upon our market leadership positions in our three business segments.
•	Our Coaters group is positioned to gain market share resulting from its production efficiencies, entry into new markets and the contraction of its competitive universe.

•	Our Components group is benefitting from the investments we have made in insulated metal panels, which support its IPS and Eco-ficient® brands; re-roofing initiatives; and its exposure to the retrofit market.

•	Our Buildings group is set to increase its market penetration as a result of our strong financial position. Additionally, our hub-and-spoke delivery systems, shorter design and delivery times and sustainable building products set us apart in the marketplace,” Mr. Chambers said.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “believe,” “guidance,” “potential,” “expect,” “should,” “will” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; and the volatility of the Company’s stock price. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2009, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.
STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)
(2009 as Adjusted (1))

	For the Three Months Ended
	January 31,	February 1,
	2010	2009

Sales	$182,887	$260,364
Cost of sales	149,669	213,842
Lower of cost or market adjustment	—	29,378
Asset impairment	1,029	623

Gross profit	32,189	16,521
	17.6%	6.3%

Selling, general and administrative expenses	44,408	54,316
Goodwill and other intangible asset impairment	—	517,628
Restructuring charge	524	2,479

Loss from operations	(12,743)	(557,902)

Interest income	25	195
Interest expense	(4,532)	(6,818)
Debt extinguishment and refinancing costs	(174)	—
Other income (expense), net	1,159	(317)

Loss before income taxes	(16,265)	(564,842)
Benefit for income taxes	(5,779)	(34,861)

	35.5%	6.2%

Net loss	$(10,486)	$(529,981)
Convertible preferred stock dividends and accretion	8,134	—
Convertible preferred stock beneficial conversion feature	187	—

Net loss applicable to common shares	$(18,807)	$(529,981)

Loss per share:
Basic	$(1.04)	$(136.32)
Diluted	$(1.04)	$(136.32)

Weight average number of common shares outstanding:
Basic	18,093	3,888
Diluted	18,093	3,888

Decrease in sales	-29.8%

Gross profit percentage	17.6%	6.3%

Selling, general and administrative expenses percentage	24.3%	20.9%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options”, and ASC Subtopic 260-10, “Earnings per Share.” In addition, on March 5, 2010, the Company filed an amendment to its Certificate of Incorporation to effect the Reverse Stock Split at an exchange ratio of 1-for-5. As such, we have retrospectively adjusted basic and diluted earnings per share, common stock, stock options and common stock equivalents for the reverse stock split in all periods presented.
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NCI BUILDING SYSTEMS, INC.
CONDENSED BALANCE SHEETS
(In thousands)
(2009 as Adjusted (1))

	January 31,	November 1,
	2010	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$77,666	$90,419
Restricted cash	4,207	5,154
Accounts receivable, net	61,085	82,889
Inventories	89,980	71,537
Deferred income taxes	18,989	18,787
Income taxes receivable	33,592	27,622
Investments in debt and equity securities, at market	3,529	3,359
Prepaid expenses and other	13,081	14,494
Assets held for sale	3,930	4,963

Total current assets	306,059	319,224

Property and equipment, net	225,933	232,510
Goodwill	5,200	5,200
Other assets	47,721	57,584

Total assets	$584,913	$614,518

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$14,434	$14,164
Note payable	—	481
Accounts payable	71,313	73,594
Accrued expenses	74,928	90,446

Total current liabilities	160,675	178,685

Long-term debt	135,569	136,085
Deferred income taxes	18,891	18,848
Other long-term liabilities	7,785	8,007

Series B cumulative convertible participating preferred stock	230,949	222,815

Shareholders’ equity	31,044	50,078

Total liabilities and shareholders’ equity	$584,913	$614,518

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”
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NCI BUILDING SYSTEMS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(2009 as Adjusted (1))
(In thousands)

	For the Three Months Ended
	January 31, 2010	February 1, 2009

Cash flows from operating activities:
Net loss	$(10,486)	$(529,981)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	8,701	8,649
Non-cash interest expense on convertible notes	—	2,099
Share-based compensation expense	801	1,372
Gain on embedded derivative	(919)	—
Loss on sale of property, plant and equipment	103	11
Lower of cost or market reserve	—	29,378
Provision for doubtful accounts	(416)	975
Provision (benefit) for deferred income taxes	45	(17,380)
Asset impairments	1,029	623
Impairment of goodwill and intangible assets	—	517,628
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	22,231	76,865
Inventories	(18,443)	19,725
Income tax receivable	(4,253)	(1,608)
Prepaid expenses and other	(233)	(376)
Accounts payable	(1,468)	(21,028)
Accrued expenses	(15,836)	(55,778)
Other, net	(32)	(1,002)

Net cash (used in) provided by operating activities	(19,176)	30,172

Cash flows from investing activities:
Capital expenditures	(1,287)	(7,016)
Proceeds from the sale of property, plant and equipment	52	51
Other	—	67

Net cash used in investing activities	(1,235)	(6,898)

Cash flows from financing activities:
Refund of restricted cash	8,772	—
Proceeds from ABL facility	3	—
Payment of convertible notes	(59)	—
Payments on long-term debt	(190)	(230)
Payments of financing costs	—	(18)
Payments on note payable	(481)	—
Proceeds from stock option exercises	—	12
Purchase of treasury stock	(379)	(413)

Net cash provided by (used in) financing activities	7,666	(649)

Effect of exchange rate changes on cash and cash equivalents	(8)	16

Net (decrease) increase in cash	(12,753)	22,641

Cash at beginning of period	90,419	68,201

Cash at end of period	$77,666	$90,842

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”
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NCI Building Systems, Inc.
Business Segments
(Unaudited)
(In thousands)
(2009 as Adjusted (1))

	Three Months Ended		Three Months Ended		$	%
	January 31, 2010		February 1, 2009		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$39,031	21	$41,501	16	$(2,470)	-6.0%
Metal components	86,806	48	121,480	46	(34,674)	-28.5%
Engineered building systems	102,618	56	152,409	59	(49,791)	-32.7%
Intersegment sales	(45,568)	(25)	(55,026)	(21)	9,458	-17.2%

Total net sales	$182,887	100	$260,364	100	$(77,477)	-29.8%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$3,119	8	$(63,760)	(154)	$66,879	104.9%
Metal components	1,791	2	(128,607)	(106)	130,398	101.4%
Engineered building systems	(5,829)	(6)	(352,283)	(231)	346,454	98.3%
Corporate	(11,824)	—	(13,252)	—	1,428	10.8%

Total operating income (loss) (% of sales)	$(12,743)	(7)	$(557,902)	(214)	$545,159	97.7%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”
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NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED JANUARY 31, 2010 and FEBRUARY 1, 2009
(Unaudited)
(In thousands)
(2009 as Adjusted (2))

	For the Three Months Ended January 31, 2010
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$3,119	$1,791	$(5,829)	$(11,824)	$(12,743)
Goodwill impairment	—	—	—	—	—
Lower of cost or market charge	—	—	—	—	—
Asset impairment	—	—	1,029	—	1,029
Restructuring charges	—	109	415	—	524

“Adjusted operating income (loss) (1)	$3,119	$1,900	$(4,385)	$(11,824)	$(11,190)

	For the Three Months Ended February 1, 2009
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$(63,760)	$(128,607)	$(352,283)	$(13,252)	$(557,902)
Goodwill impairment	59,854	116,131	341,643	—	517,628
Lower of cost or market charge	5,657	14,484	9,237	—	29,378
Asset impairment	—	—	623	—	623
Restructuring charges	44	582	1,835	18	2,479

“Adjusted operating income (loss) (1)	$1,795	$2,590	$1,055	$(13,234)	$(7,794)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON
(Unaudited)
(2009 as Adjusted (2))

	Fiscal Three Months Ended
	January 31,	February 1,
	2010	2009
Loss per diluted common share, GAAP basis	$(1.04)	$(136.32)
Goodwill and other intangible asset impairment	—	128.57
Debt extinguishment and refinancing costs	0.01	—
Lower of cost or market adjustment	—	4.82
Convertible preferred stock beneficial conversion feature	0.01	—
Restructuring charge	0.02	0.41
Asset impairment	0.04	0.10
Gain on embedded derivative	(0.03)	—

“Adjusted” diluted loss per common share (1)	$(0.99)	$(2.42)

	Fiscal Three Months Ended
	January 31,	February 1,
	2010	2009
Net loss applicable to common shares, GAAP basis	$(18,807)	$(529,981)
Goodwill and other intangible asset impairment	—	499,883
Debt extinguishment and refinancing costs	113	—
Lower of cost or market adjustment	—	18,740
Convertible preferred stock beneficial conversion feature	187	—
Restructuring charge	340	1,581
Asset impairment	669	397
Gain on embedded derivative	(597)	—

“Adjusted” net loss applicable to common shares (1)	$(18,095)	$(9,380)

(1)	The Company discloses a tabular comparison of “Adjusted” loss per diluted common share and net income (loss), which are non-GAAP measures because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” diluted earnings (loss) per share and net income (loss) should not be considered in isolation or as a substitute for earnings (loss) per diluted share and net income (loss) as reported on the face of our statement of income.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options”, and ASC Subtopic 260-10, “Earnings per Share.” In addition, on March 5, 2010, the Company filed an amendment to its Certificate of Incorporation to effect the Reverse Stock Split at an exchange ratio of 1-for-5. As such, we have retrospectively adjusted basic and diluted earnings per share, common stock, stock options, and common stock equivalents for the reverse stock split in all periods presented.

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NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)
(2009 as Adjusted (2))

	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	Trailing 12 Months
	May 3,	August 2,	November 1,	January 31,	January 31,
	2009	2009	2009	2010	2010
Net income (loss)	$(121,571)	$2,607	$(101,851)	$(10,486)	$(231,301)
Add:
Depreciation and amortization	8,436	7,586	7,640	7,522	31,184
Consolidated interest expense, net	6,168	6,487	9,578	4,507	26,740
Provision for taxes	(16,382)	1,825	(7,495)	(5,779)	(27,831)
Non-cash charges:
Stock-based compensation	1,177	1,241	1,045	801	4,264
Goodwill and intangible impairment	104,936	—	—	—	104,936
Asset impairment	5,295	26	347	1,029	6,697
Lower of cost or market charges	10,608	—	—	—	10,608
Embedded derivative	—	—	—	(919)	(919)
Cash restructuring charges	3,796	1,213	1,564	524	7,097
Transaction costs	629	401	107,718	174	108,922

Adjusted EBITDA (1)	$3,092	$21,386	$18,546	$(2,627)	$40,397

	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	Trailing 12 Months
	April 27,	July 27,	November 2,	February 1,	February 1,
	2008	2008	2008	2009	2009
Net income (loss)	$13,466	$30,494	$23,218	$(529,981)	$(462,803)
Add:
Depreciation and amortization	8,645	8,665	8,334	8,324	33,968
Consolidated interest expense, net	7,748	7,463	7,761	6,623	29,595
Provision for taxes	8,537	18,554	17,092	(34,861)	9,322
Non-cash charges:
Stock-based compensation	3,442	1,563	1,628	1,372	8,005
Goodwill and intangible impairment	—	—	—	517,628	517,628
Asset impairment	—	—	157	623	780
Lower of cost or market charges	—	—	2,739	29,378	32,117
Embedded derivative	—	—	—	—	—
Cash restructuring charges	640	43	150	2,479	3,312
Transaction costs	—	—	—	—	—

Adjusted EBITDA (1)	$42,478	$66,782	$61,079	$1,585	$171,924

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the term note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”
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NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)
(2009 as Adjusted (1))

						%
	1st Qtr 2010		1st Qtr 2009		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	39,031	17%	41,501	13%	(2,470)	-6%
Intersegment	(26,223)		(30,077)		3,854	-13%

Third Party Sales	12,808	7%	11,424	4%	1,384	12%

Operating Income (Loss)	3,119	24%	(63,760)	-558%	66,879	105%

Metal Components
Total	86,806	38%	121,480	39%	(34,674)	-29%
Intersegment	(16,668)		(20,438)		3,770	-18%

Third Party Sales	70,138	38%	101,042	39%	(30,904)	-31%

Operating Income (Loss)	1,791	3%	(128,607)	-127%	130,398	101%

Engineered Building Systems
Total	102,618	45%	152,409	48%	(49,791)	-33%
Intersegment	(2,677)		(4,511)		1,834	-41%

Third Party Sales	99,941	55%	147,898	57%	(47,957)	-32%

Operating Income (Loss)	(5,829)	-6%	(352,283)	-238%	346,454	98%

Consolidated
Total	228,455	100%	315,390	100%	(86,935)	-28%
Intersegment	(45,568)		(55,026)		9,458	-17%

Third Party Sales	182,887	100%	260,364	100%	(77,477)	-30%

Operating Income (Loss)	(12,743)	-7%	(557,902)	-214%	545,159	98%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

-END-

CONTACT:
Betsy Brod or Lynn Morgen
MBS Value Partners
+1-212-750-5800
for NCI Building Systems, Inc.